EXHIBIT 99.2

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines (including locomotives) to end users and (ii) retail sales of power systems (including reciprocating and turbine engines) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.
In this report, we are providing retail sales information by major end use for our Power & Energy reportable segment. Power & Energy segment retail sales by end user application previously included the Transportation application, which was comprised of retail sales into marine and rail applications, as well as product support for on-highway engines. As part of the realignment of the Rail division to Resource Industries, retail sales into marine applications and product support for on-highway engines are now reported within the Industrial application. We are providing information by geographic region for retail sales of machines in our Construction Industries reportable segment. We are providing information by industry for retail sales of machines in our Resource Industries reportable segment.
The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc. Quarterly Retail Sales Statistics
Total Combined	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Total	UP 25%	UP 14%	UP 15%	UP 12%	UP 3%

Power & Energy (P&E)	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Power Generation	UP 72%	UP 48%	UP 44%	UP 33%	UP 19%
Oil & Gas	UP 6%	UP 16%	UP 36%	UP 19%	UP 4%
Industrial	DOWN 8%	UP 3%	UP 14%	UP 9%	UP 6%
Total	UP 33%	UP 32%	UP 37%	UP 23%	UP 10%
Reported in dollars based on reporting from dealers and direct sales.

Construction Industries (CI)	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
North America	UP 27%	UP 12%	UP 18%	UP 11%	UP 3%
Latin America	UP 24%	UP 4%	UP 6%	UP 2%	DOWN 7%
EAME	UP 13%	DOWN 2%	DOWN 1%	UP 7%	UP 5%
Asia/Pacific	UP 8%	UNCHANGED	DOWN 2%	DOWN 9%	DOWN 2%
World	UP 22%	UP 7%	UP 11%	UP 7%	UP 2%
Reported in price neutral dollars and based on unit sales as reported by dealers.

Resource Industries (RI)	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025	2nd Quarter 2025
Mining, HC and Q&A	UP 15%	UP 6%	DOWN 7%	UP 6%	DOWN 3%
Rail	UP 272%	DOWN 4%	UP 26%	UP 114%	DOWN 66%
Total	UP 17%	UP 6%	DOWN 5%	UP 8%	DOWN 5%
Mining, Heavy Construction and Quarry & Aggregates (HC and Q&A) reported in price neutral dollars and based on unit sales as reported primarily by dealers.
Rail is reported in dollars based on direct sales.

Glossary of Terms

Construction Industries: A segment primarily responsible for supporting customers using machinery in infrastructure and building construction applications. Responsibilities include business strategy, product design, product management and development, manufacturing, marketing and sales and product support. The product portfolio includes asphalt pavers; backhoe loaders; cold planers; compactors; compact track loaders; forestry machines; material handlers; motor graders; pipelayers; road reclaimers; skid steer loaders; telehandlers; track-type loaders; track-type tractors (small, medium); track excavators (mini, small, medium, large); wheel excavators; wheel loaders (compact, small, medium); and related parts and work tools.

EAME: A geographic region including Europe, Africa, the Middle East and Eurasia.

Power & Energy: A segment primarily responsible for supporting customers using reciprocating engines, turbines and related services across industries serving Power Generation, Oil and Gas, and Industrial applications, including marine applications and product support of on-highway engines. Responsibilities include business strategy, product design, product management, development and testing, manufacturing, marketing and sales and product support. The product and services portfolio includes turbines, centrifugal gas compressors, and turbine-related services; reciprocating engine-powered generator sets; integrated systems and solutions used in the electric power generation industry; reciprocating engines, drivetrain and integrated systems and solutions for the oil and gas industry; reciprocating engines, drivetrain and integrated systems and solutions supplied to the industrial industry as well as Caterpillar machines; and electrified powertrain and zero-emission power sources and service solutions. Responsibilities also include the remanufacturing of Caterpillar reciprocating engines and engine and machine components and remanufacturing services for other companies.

Resource Industries: A segment primarily responsible for supporting customers using machinery in mining, heavy construction and quarry and aggregates as well as customers using locomotives and rail-related products and services. Responsibilities include business strategy, product design, product management and development, manufacturing, marketing and sales and product support. The product portfolio includes large track-type tractors; large mining trucks; hard rock vehicles; electric rope shovels; draglines; hydraulic shovels; rotary drills; large wheel loaders; off-highway trucks; articulated trucks; wheel tractor scrapers; wheel dozers; landfill compactors; soil compactors; wide-body trucks; select work tools; machinery components; wear and maintenance components and related parts; diesel-electric, hybrid and battery-electric locomotives and components and other rail-related products and services, including remanufacturing and leasing. In addition, Resource Industries sells technology products and services to provide customers fleet management, equipment management analytics, autonomous machine capabilities, safety services and mining performance solutions. Resource Industries also manages areas that provide services to other parts of the company, including strategic procurement, lean center of excellence, integrated component design and manufacturing and research and development for hydraulic systems and cabs.

FORWARD-LOOKING STATEMENTS
Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.